UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 8, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2007, the sole stockholder of Entergy Gulf States, Inc. ("EGSI") approved the Articles of Amendment (the "Amendment") to the Restated Articles of Incorporation, as amended (the "Restated Articles"). The Amendment was filed with the Secretary of State of the State of Texas, and became effective on, November 8, 2007. EGSI's Restated Articles were amended to remove from the rights and privileges of EGSI's preference stock, the common stock dividend test which it previously contained. EGSI can now pay dividends on its common stock without satisfying the common stock dividend test if shares of its preference stock are outstanding. The Amendment, however, does not have any impact on the rights and privileges of EGSI's preferred stock for which the common stock dividend test remains unchanged and EGSI will continue to need to satisfy the common stock dividend test for payment of any dividends on its common stock while shares of its preferred stock are outstanding, irrespective of whether any shares of its preference stock are outstanding.

A copy of the Amendment is attached as Exhibit 3(i) and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3(i)	Articles of Amendment to the Restated Articles of Incorporation of Entergy Gulf States, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Gulf States, Inc.

By: /s/ Theodore H. Bunting, Jr.
Name: Theodore H. Bunting, Jr.
Title: Senior Vice President and
Chief Accounting Officer

Dated: November 14, 2007